UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

PENN VIRGINIA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

16285 Park Ten Place
Suite 500 Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PVAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On January 15, 2021 (the “Closing Date”), the registrant, Penn Virginia Corporation, a Virginia corporation (the “Company”), consummated the previously announced transactions (collectively, the “Transactions”) contemplated by: (i) that certain Contribution Agreement, dated November 2, 2020 (the “Contribution Agreement”), by and among the Company, PV Energy Holdings, L.P., a Delaware limited partnership and subsidiary of the Company (the “Partnership”), and JSTX Holdings, LLC, a Delaware limited liability company (“JSTX”) and affiliate of Juniper Capital Advisors, L.P. (“Juniper Capital” and, together with its affiliates, “Juniper”); and (ii) that certain Contribution Agreement, dated November 2, 2020 (the “Asset Agreement” and, together with the Contribution Agreement, the “Transaction Agreements”), by and among Rocky Creek Resources, LLC, a Delaware limited liability company and affiliate of Juniper Capital (“Rocky Creek”), the Company and the Partnership.

In connection with the consummation of the Transactions, the Company completed a reorganization into an up-C structure (the “Reorganization”) (which is intended to, among other things, result in the holders of Series A Preferred Stock, par value $0.01, of the Company (which Preferred Stock is a non-economic voting interest) (the “Preferred Stock”), having a voting interest in the Company that is commensurate with such holders’ economic interest in the Partnership), including (i) the conversion of each of the Company’s corporate subsidiaries into limited liability companies which are disregarded for U.S. federal income tax purposes, including the conversion of Penn Virginia Holding Corp. into Penn Virginia Holdings, LLC, a Delaware limited liability company (“Holdings”), and (ii) the Company’s contribution of all of its equity interests in Holdings to the Partnership in exchange for 15,268,686 newly issued common units representing limited partner interests in the Partnership (the “Common Units”).

On the Closing Date, (i) pursuant to the terms of the Contribution Agreement, JSTX contributed to the Partnership, as a capital contribution, $150,000,000 in cash in exchange for 17,142,857 newly issued Common Units and the Company issued to JSTX 171,428.57 shares of Preferred Stock at a price equal to the par value of the shares acquired, and (ii) pursuant to the terms of the Asset Agreement, Rocky Creek contributed to the Partnership certain oil and gas assets in exchange for 5,405,252 newly issued Common Units and the Company issued to Rocky Creek 54,052.52 shares of Preferred Stock at a price equal to the par value of the shares acquired. The Common Units issued to Juniper in the Transactions are referred to herein as the “Purchased Units,” and the Preferred Stock issued to Juniper in the Transactions is referred to herein as the “Purchased Preferred Stock.” Collectively, the Purchased Units and the Purchased Preferred Stock are referred to herein as the “Purchased Securities.”

The events described in this Current Report on Form 8-K took place in connection with the consummation of the Transactions.

Item 1.01.	Entry Into a Material Definitive Agreement.

The information set forth in the Explanatory Note above is incorporated by reference into this Item 1.01 and is qualified in its entirety by reference to the full text of the Contribution Agreement and the Asset Agreement, copies of which were filed as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed on November 5, 2020 and are incorporated herein by reference.

Amended and Restated Limited Partnership Agreement

On the Closing Date, in connection with and upon the consummation of the Transactions, PV Energy Holdings GP, LLC, in its capacity as the general partner of the Partnership, entered into that certain Amended and Restated Agreement of Limited Partnership of the Partnership, dated January 15, 2021 (the “A&R Partnership Agreement”), with the Company, JSTX, and Rocky Creek, as limited partners, to provide for or reflect, among other things:

•	the admission of JSTX and Rocky Creek as limited partners;

•	the recapitalization of the Partnership into a single class of units of the Partnership, the Common Units, representing limited partner interests; and

•

the redemption right of each limited partner (other than the Company), which entitles such limited partner to cause the Partnership to redeem, from time to time on or after the date that is 180 days after the Closing Date, all or a portion of its Common Units (together with one one-hundredth (1/100th) of a share of Preferred Stock for each Common Unit to be redeemed), in exchange for, at the Partnership’s option, shares of common stock, par value $0.01 of the Company (“Common Stock”), on a one-for-one basis or a cash payment equal to the average of the volume-weighted closing price of one share of Common Stock for the five trading days prior to the date the limited partner delivers a notice of redemption for each the Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications).

The foregoing description of the A&R Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Partnership Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Investor and Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Transactions, the Company, JSTX and Rocky Creek entered into that certain Investor and Registration Rights Agreement, dated January 15, 2021 (the “Investor Agreement”), providing for, together with the Articles of Amendment (as defined below), certain rights and obligations with respect to the governance of the Company, including rights to nominate a number of members of the Company’s board of directors (the “Board”) based on Juniper’s beneficial ownership of the Company, and certain registration rights with respect to the Common Stock issuable upon redemption of the Purchased Securities pursuant to the A&R Partnership Agreement.

On the Closing Date, in accordance with the Articles of Amendment and the Investor Agreement, the Board was increased from four members to nine members, and Juniper designated five new members to the Board (the directors from time to time appointed to the Board pursuant to Juniper’s designation rights under the Investor Agreement and Articles of Amendment, the “Investor Directors”).

Juniper and its permitted transferees shall continue to have the right to appoint Investor Directors to the Board and to have Investor Directors sit on certain committees of the Board for so long as Juniper continuously owns Common Stock (or Purchased Securities redeemable or exchangeable therefor), subject to applicable law, stock exchange rules and step-downs in the number of directors Juniper may designate based on Juniper’s beneficial ownership of the Company’s voting power. Pursuant to the Investor Agreement, Juniper has also agreed to vote in favor of the nominees proposed by the Nominating & Governance Committee of the Board at the Company’s 2021 Annual Meeting of Shareholders (which will include the Chief Executive Officer and our current non-affiliated directors).

The foregoing description of the Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Revolving Credit Agreement Amendment

On the Closing Date, the Company entered into the Agreement and Amendment No. 9 to Credit Agreement (the “RBL Amendment”) among Penn Virginia Holdings, LLC, a subsidiary of the Company, as borrower (the “Borrower”), the Company, as parent, the subsidiaries of the Company party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “First Lien Agent”). The RBL Amendment, in addition to other changes described in the RBL Amendment, amends the Credit Agreement dated as of September 12, 2016 (as amended, supplemented or otherwise modified to date, the “Revolving Credit Agreement”) to (1) permit the Transactions and the Reorganization, (2) reaffirm the borrowing base under the Credit Agreement at $375.0 million, (3) limit availability under the Credit Agreement to a maximum of $350.0 million until the next borrowing base redetermination, (4) implement a borrowing base holiday until Fall 2021 if certain hedging conditions are satisfied, (5) introduce a first lien leverage ratio of 2.50 times, tested quarterly and (6) permit amortization payments of up to $1,875,000 per quarter to be made under the Company’s Second Lien Credit Agreement (as defined below)

until January 2022 if no default exists both before and after giving effect to the payments and thereafter using available free cash flow upon the satisfaction of certain conditions (including maintaining a leverage ratio of 2.00 to 1.00 and availability of at least 25% under the Revolving Credit Agreement after giving pro forma effect to the payment). Additionally, the RBL Amendment effectuated the release of the Company from its guarantee of the Borrower’s obligations and its grant of a security interest in its assets in favor of the First Lien Agent.

The foregoing description of the RBL Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RBL Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Second Lien Amendment

On the Closing Date, the Company entered into the Omnibus Amendment (the “Second Lien Amendment”) among the Borrower, the Company, as parent, the subsidiaries of the Company party thereto, the lenders party thereto and Ares Capital Corporation, as successor in interest to Jefferies Finance LLC, as administrative agent (the “Second Lien Agent”). The Second Lien Amendment, in addition to other changes described in the Second Lien Amendment, amends the Credit Agreement dated as of September 29, 2017 (as amended, supplemented or otherwise modified to date, the “Second Lien Credit Agreement”) to permit the Transactions and the Reorganization and to effectuate the release of the Company from its guarantee of the obligations of the Borrower and its grant of a security interest in its assets.

The foregoing description of the Second Lien Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Explanatory Note above is incorporated by reference into this Item 2.01.

On the Closing Date, as a result of the consummation of the Transactions and on the terms and pursuant to the conditions contained in the Asset Agreement, Rocky Creek contributed all of its right, title and interest to certain of its oil and gas interests and associated assets (including seismic data) located within Lavaca County, Texas and in Fayette County, Texas to a subsidiary of the Partnership, except for Rocky Creek’s royalty and override owning subsidiary, certain oil and gas interests in DeWitt County, Texas and a customary list of exclusions (the “Assets”). Under the Asset Agreement, the Company also assumed all of the liabilities associated with the Assets except a customary subset of retained liabilities.

The total consideration for the Assets was $41,836,649.91, which reflects certain post-closing adjustments, comprised of 5,405,252 Common Units at a price per unit of $7.74. In accordance with the terms of the Asset Agreement, Rocky Creek’s indemnification obligations are supported post-closing by an indemnity escrow into which 495,900 Purchased Units were be placed, together with 4,959 shares of Purchased Preferred Stock. Subject to customary holdbacks for any pending indemnification claims, 50% of such escrowed Purchased Securities will be disbursed 180 days after the Closing Date and the remainder one year after the Closing Date.

The foregoing description of the Asset Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Agreement, a copy of which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on November 5, 2020 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the RBL Amendment and Second Lien Amendment is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in each of the Explanatory Note, Item 1.01 and Item 2.01 of this Current Report on Form 8-K, insofar as it pertains to the issuance and sale of the Purchased Securities and the terms by which such Purchased Securities may be redeemed or exchanged for Common Stock, is incorporated into this Item 3.02 by reference. Such issuances of the Purchased Securities did not involve public offerings and were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in each of the Explanatory Note above, Item 1.01 and Item 2.01 of this Current Report on Form 8-K, insofar as it pertains to the Investor Agreement, the issuance and sale of the Purchased Securities and the terms by which such Purchased Securities may be redeemed or exchanged for Common Stock, is incorporated into this Item 3.03 by reference.

On January 14, 2021, the Company filed with the Virginia Secretary of the Commonwealth Articles of Amendment (the “Articles of Amendment”) amending the Company’s Second Amended and Restated Articles of Incorporation. The Articles of Amendment created the Preferred Stock as a series of the Company’s preferred stock, par value $0.01 per share, consisting of 300,000 shares and designated as “Series A Preferred Stock,” and established the powers, preferences and rights of the Preferred Stock and the qualifications, limitations or restrictions thereof.

The Preferred Stock is a non-economic voting interest in the Company, and each one one-hundredth (1/100th) of a share of Preferred Stock entitles the holder thereof to one vote on all matters submitted to a vote of the holders of the Company’s Common Stock, as adjusted to account for any subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Common Stock. As a result of its ownership of all of the issued and outstanding shares of Preferred Stock, and pursuant to the terms of the Articles of Amendment and the Investor Agreement, as of the Closing Date, Juniper has the exclusive right, to the exclusion of the holders of Common Stock and any other class or series of capital stock of the Company, to designate to the Board a majority of the members thereof.

The foregoing description of the Articles of Amendment and Investor Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreements, copies of which are attached as Exhibits 3.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth under the Explanatory Note above and Items 1.01, 3.02 and 3.03 is incorporated herein by reference.

The consummation of the Transactions on the Closing Date resulted in a change of control of the Company. The Company’s existing shareholders as of immediately prior to the consummation of the Transactions now control approximately 40.4% of the Company’s issued and outstanding voting power, while Juniper controls approximately 59.6% of the Company’s issued and outstanding voting power and has the right to designate a majority of the members of the Board.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Items 1.01 and 3.02 regarding the Investor Agreement and the Articles of Amendment is incorporated by reference into this Item 5.02. The descriptions of the Investor Agreement and the Articles of Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Investor Agreement and the Articles of Amendment, copies of which are filed as Exhibits 10.2 and 3.1 hereto, respectively, and incorporated herein by reference.

Appointment of Directors

Effective as of the Closing Date, pursuant to the terms of the Investor Agreement and the Articles of Amendment and as approved by the Board, Messrs. Edward Geiser, Kevin Cumming, Joshua Schmidt, Temitope Ogunyomi and Tim Gray (each an Investor Director and, collectively, the “Juniper Directors”) were appointed to fill five new positions on the Board, in each case to serve until the Company’s 2021 Annual Meeting of Shareholders or until his successor shall be elected and qualified, or, if earlier, until his death, disability, resignation, disqualification or removal from office. Accordingly, as of consummation of the Transactions, the Board has nine members, consisting of the four individuals serving on the Board prior to consummation of the Transactions, and the Juniper Directors. In connection with the appointments of the Juniper Directors, the Board determined that each of the Juniper Directors is independent under the rules of The NASDAQ Stock Market.

In connection with the appointment of the Juniper Directors, effective as of the Closing Date, the Board accepted Mr. Darin G. Holderness’ resignation from his position as Chairman of the Board and appointed Mr. Geiser to serve as the new Chairman. Following his resignation from his position as Chairman, Mr. Holderness continues to serve as a member of the Board.

Effective as of the Closing Date, the Board updated the membership and chairmanship of its Board committees as follows:

Director	Audit Committee	Compensation and Benefits Committee	Nominating and Governance Committee	Reserves Committee
Edward Geiser (Chairman)	—	X	Chair	—
Tiffany Thom Cepak	X	X	—	Chair
Kevin Cumming	—	X	X	—
Tim Gray	—	—	X	—
Darin G. Holderness	Chair	—	—	—
Temitope Ogunyomi	—	—	—	X
Josh Schmidt	—	Chair	—	X
Jeffrey E. Wojahn	X	—	X	X

None of the Juniper Directors are related to any officer or director of the Company. With respect to each of the Juniper Directors, there are no arrangements or understandings between such director and any other persons pursuant to which he will serve as a director, other than the Investor Agreement and the Articles of Amendment. There are no transactions or relationships between any of the Juniper Directors and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Information with respect to the designations of each of the Juniper Directors as the initial Investor Directors that Juniper designated to the Board upon the consummation of the Transactions, including biographical information regarding these individuals, is set forth in the Company’s definitive proxy statement, filed with the SEC on December 8, 2020, in the section entitled “Information About the Juniper Parties—Juniper Designated Directors”, which information is incorporated herein by reference.

Director Indemnification Agreements

In connection with the closing of the Transactions, the Company entered into customary indemnification agreements (the “Indemnification Agreements”), in the form previously approved by the Board, with each of the Juniper Directors. The Indemnification Agreements provide for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by the Juniper Directors in various legal proceedings in which they may be involved by reason of their service as director, as permitted by Virginia law and the Company’s Second Amended and Restated Articles of Incorporation, as amended.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 11, 2016 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment to the Second Amended and Restated Articles of Incorporation

The information set forth under Item 3.03 regarding the Articles of Amendment is incorporated by reference into this Item 5.03. The description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Fifth Amended and Restated Bylaws

Effective as of January 15, 2021, the Board amended and restated the Company’s Fourth Amended and Restated Bylaws (as so amended and restated, the “Fifth Amended and Restated Bylaws”) to, among other things, remove the requirement that at least two-thirds of the directors then on the Board approve certain transactions enumerated therein, among other things.

The foregoing description of the Fifth Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Fifth Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

2.1*	Contribution Agreement, dated as of November 2, 2020, by and among Penn Virginia Corporation, PV Energy Holdings, L.P. and JSTX Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on November 2, 2020).

2.2*	Contribution Agreement, dated as of November 2, 2020, by and among Penn Virginia Corporation, PV Energy Holdings, L.P. and Rocky Creek Resources, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on November 2, 2020).

3.1**	Articles of Amendment, dated as of January 14, 2021, to the Second Amended and Restated Articles of Incorporation of Penn Virginia Corporation.

3.2**	Fifth Amended and Restated Bylaws of Penn Virginia Corporation, effective as of January 15, 2021.

10.1**	Amended and Restated Agreement of Limited Partnership, dated as of January 15, 2021, by and among the General Partner, the Company, JSTX and Rocky Creek.

10.2**	Investor and Registration Rights Agreement, dated January 15, 2021, by and among the Company, JSTX and Rocky Creek.

10.3**	RBL Amendment

10.4**	Second Lien Amendment

10.5	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on October 11, 2016).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

**	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PENN VIRGINIA CORPORATION
Date: January 21, 2021

By:	/s/ Katherine Ryan
Katherine Ryan
Vice President, Chief Legal Counsel and Corporate Secretary